Exhibit 5.2

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, PA 15219

July 1, 2013

EQT Midstream Partners, LP

EQT Midstream Finance Corporation

625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as special counsel to Equitrans, L.P., a Pennsylvania limited partnership (“Equitrans”) in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), EQT Midstream Finance Corporation, a Delaware corporation (the “Corporation” and together with the Partnership, the “Issuers”), Equitrans, Equitrans Investments, LLC, a Delaware limited liability company (“Equitrans Investments”) and Equitrans Services, LLC, a Delaware limited liability company (“Equitrans Services” and together with Equitrans and Equitrans Investments, the “Subsidiary Guarantors”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of, among other securities the Issuers’ senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and collectively, the “Debt Securities”), which may be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors.

The Senior Debt Securities and any Guarantees given in connection therewith may be issued pursuant to, a senior indenture (a “Senior Indenture”) between the Issuers, Subsidiary Guarantors, if applicable, and a trustee to be chosen at a later date (the “Trustee”), and the Subordinated Debt Securities and any Guarantees given in connection therewith may be issued pursuant to, a subordinated indenture between the Issuers, Subsidiary Guarantors, if applicable, and the Trustee (a “Subordinate Indenture” and collectively with the Senior Indenture, the “Indenture”).

In connection with this opinion letter we have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the Prospectus, and the exhibits thereto, (ii) the Certificate of Limited Partnership of Equitrans dated November 17, 1995, as amended by amendment dated April 25, 1996 and as further amended by amendment dated July 2, 2012 (the “Equitrans Certificate”) and the Fourth Amended and Restated Limited Partnership Agreement of Equitrans dated July 2, 2012 (the “Equitrans LP Agreement”), (iii)  certain resolutions of the sole general partner of Equitrans relating to the Registration Statement, and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records, and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Issuers and each Subsidiary Guarantor and of their officers, directors and other representatives.

We are opining herein solely as to the laws of the Commonwealth of Pennsylvania regarding limited partnerships, including the Pennsylvania Revised Uniform Limited Partnership Act and reported decisions thereunder and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.  Without limiting the generality thereof, we express no opinion with respect to any securities

EQT Midstream Partners, LP

EQT Midstream Finance Corporation

July 1, 2013

laws or regulations.   We express no opinion with respect to the execution, delivery, validity, binding effect or enforceability of any of the Indenture, the Debt Securities or the Guarantees.

Based upon and subject to the foregoing, we are of the opinion that:

1.              Equitrans is a validly existing limited partnership under the laws of the Commonwealth of Pennsylvania; and

2.              Equitrans has all necessary limited partnership power to enter into the Indentures and perform its obligations as a guarantor of the Debt Securities.

This opinion speaks only as of its date and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and to the use of our name in any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Lewis U. Davis, Jr.
Lewis U. Davis, Jr.
Assistant Vice President - Opinions